                                      AGREEMENT

    THIS AGREEMENT, made this 5th day of April, 1983 by and between DOUBLE ENVELOPE CORPORATION, 7702 Plantation Road, Roanoke, Virginia (hereinafter referred to as the "Employer") and William C. Britts (hereinafter referred to as the "Employee"),

                                     WITNESSETH:

    WHEREAS, the Employee is presently employed by the Employer as Vice President; and

    WHEREAS, the Employer acknowledges and recognizes the value of the Employee's services; and

    WHEREAS, the Employer desires to continue to employ and retain the experience, abilities, and services of the Employee; and

    WHEREAS, the Employee expresses his desire to continue to service the Employer in the capacity above set forth; and

    WHEREAS, both parties desire to embody the terms and conditions of employment of the Employee into a written agreement (hereinafter referred to as "Agreement").

    NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

    (1) TERM OF AGREEMENT. The Employer hereby agrees to continue to employ the Employee on the day, month and year first written above (hereinafter referred to as "Effective Date") and continuing thereafter for a period ending with the Employee's retirement (whether early, normal, delayed or disability) under the applicable provision of the Company's tax-qualified defined benefit pension plan (such period hereinafter referred to as the "Employment Period"), unless this Agreement is earlier terminated as provided for herein.

    (2) EMPLOYEE'S DUTIES AND TITLE. During the Employment Period, the Employer agrees to continue to employ the Employee in the capacity hereinabove set forth at his current office location, or in such other capacity and/or at such other location as may be mutually agreed to by the Employee and the Employer. The Employee agrees to continue to serve the Employer in such capacity with such duties, authority and responsibilities as have in the past been assigned and as may, from time to time, reasonably be assigned to the Employee by the Employer during the Employment Period.

    (3) EMPLOYEE'S EXERTION OF BEST EFFORT. During the Employment Period, the Employee agrees that he will continue to devote all of his working time, attention, skill and efforts to the business affairs of the Employer and will exert his best efforts to the promotion and development of the best interests of the Employer. During the Employment Period the Employee will not, without the written consent of the Board of Directors of the Employer, directly or indirectly, for his own benefit or the benefit of any other person, individually or with any person, firm or corporation wherever located, other than the Employer, engage in any activities or services similar to or competitive with those services provided, developed or marketed by the Employer.

    (4) EMPLOYEE COMPENSATION. During the Employment Period, the Employee shall be entitled to receive from the Employer for the performance of services a "base compensation," subject to all federal and state withholding and taxes, payable no less frequently than monthly. Such base compensation (hereinafter Base Compensation) shall be equal to the greater of: (a) the annual sum of $86,000.00, or (b) such annual sum indicated in 4(a) plus any increases in the Employee's Base Compensation as may be granted subsequent to the effective date by the Board of Directors of the Employer. The Employer may award the Employees bonuses from time to time, but the term Base Compensation shall not include any bonus payment. Notwithstanding the foregoing, Base Compensation in any year may be reduced without Employee's consent by an amount not to exceed ten percent (10%) of the prior year's Base Compensation, but only upon action of the Board of Directors reducing by the same or greater percentage the Base Compensation of all management employees who are then parties to written employment agreements with the Employer.

    During the Employment Period, the Employer shall also be eligible to participate in any plan or annual incentive compensation which shall be deemed appropriate by the Board of Directors of the Employer.

    (5) EMPLOYEE'S EMPLOYEE BENEFITS. The Employer agrees that nothing contained herein is intended or shall be deemed to be granted to the Employee in lieu of any rights and privileges which the Employee may be entitled to as an employee of the Employer (unless as otherwise provided for) under but not limited to any retirement, life insurance, hospital and medical, disability, vacation or other plan or plans, whether formal or informal, which may now be in effect or which may hereafter be adopted. It is the express intention of the parties that during the Employment Period, the Employee shall have the same rights and privileges to participate in such plan or plans as any other similarly situated employee of the Employer: provided, however, that during the Employment Period (and thereafter where applicable), the Employer shall in no event provide the Employee with less than the benefits identified with this Section (including payment of the cost of such benefits by the Employer) provided as of the Effective Date, or their substantial equivalent; regardless of the manner in which such benefits may be subsequently funded. The terms of such current benefits, which are identified specifically under the attached Addendum to this Agreement, are hereby incorporated within this Agreement by specific reference thereto.

    (a) Hospital, medical and surgical benefits provided by the Employer (including the Employee's spouse) identified by reference to item (a) of the attached Addendum.

    (b) Basic group term life insurance coverage, in accordance with item (b) of the attached Addendum. The beneficiary designation shall, in all events, be controlled by the Employee for purposes of such benefits.

    (c) Sickness and/or disability benefits payable from the first day of each such sickness or disability for its duration. Such benefits shall be determined on the basis of the Employee's Base Compensation, determined in accordance with
Section 4 above, as of the date of each such sickness or disability, shall be subject to federal and state withholding and taxes, if required, and shall be payable no less frequently than monthly on the following scheduled basis:

    (1) 100% of Base Compensation for the first twenty-four (24) months of each such sickness or disability; thereafter,

    (2) 90% of Base Compensation for the next twelve (12) months of such sickness or disability; thereafter,

    (3) 85% of Base Compensation during each such sickness or disability until the attainment of age 65; and, thereafter,

    (4) 75% of Base Compensation payable until the earlier of (i) the cessation of each such sickness or disability, or, (ii) the date of the Employee's death.

    The total amount of sickness and disability benefits payable described above shall be in lieu of Base Compensation and shall include those benefits provided pursuant to the Employer's short-term disability plan (item (c) of the attached Addendum), group long-term disability insurance plan (item (d) of the attached Addendum), the Employer's tax qualified defined benefit pension plan (item (e) of the attached Addendum), primary and family Social Security, Workers Compensation, and any other disability benefits provided the Employee as a result of his employment. In no event, however, shall benefits payable, as a result of the

Employee's sickness or disability, from the Employer's tax qualified profit sharing plan (item (f) of the attached Addendum) be considered for purposes of this Section.

    For purposes of this Section, sickness or disability shall be defined to mean a physical or mental condition which prevents the Employee from performing each of his customary managerial duties or any similar duties for the Employer. The determination of sickness or disability shall be made from time to time as necessary by the Employer's Board of Directors, whose determination shall be binding, upon advice of a physician or physicians of the Employer's choosing.

    (d) Pension benefits as provided the Employee under the Employer's tax-qualified defined benefit pension plan (item (e) of the attached Addendum).

    (e) Profit-sharing benefits as provided the Employee under the Employer's tax-qualified profit sharing plan (item (f) of the attached Addendum).

    (f) Survivor income benefits, payable to the Employee's spouse in the event of the Employee's death during the Employment Period, equal to fifty percent (50%) of the Employee's Base Compensation, as determined in accordance with section 4 above, in effect at the date of his death, for a period of one (1) year following his death. Such survivor income benefits shall be payable no less frequently than monthly and shall be deemed to be in addition to any other survivor benefits enumerated under this Section 5.

         (g) No less than five weeks of paid vacation annually.
         (h) All perquisites afforded the Employee by the Employer not otherwise enumerated above, specifically to include (but not be limited to) the right to purchase any automobile provided to the Employee during his Employment Period by the Employer for the Employer's book value of such automobile at the time of the Employee's exercise of such right of purchase.

    (6) TERMINATION OF EMPLOYMENT BY EMPLOYER. The Employer shall not terminate the employment of the Employee without cause. If the Employer terminates the Employee's employment for any reason except termination without cause, its obligations under this Agreement shall thereupon immediately cease and this Agreement shall be deemed terminated; provided, however, in the case of termination under circumstances described in (d) of this section 6, benefits and rights under the Incentive Supplemental Retirement Plan as specified in this Agreement shall not be terminated, and provided further, that termination hereunder shall have no effect upon any right, title or interest which the Employee may have under any benefit plan or program of the Employer existing independent of this Agreement. As used herein, the term "termination without cause" shall mean termination of employment by the Employer for any reason except (a) misappropriating any funds or property due the Employer or,
(b) attempting to obtain any personal profit from any transactions in which the Employee has an interest which is adverse to the interest of the Employer unless the Employee shall have first obtained the consent of the Board of Directors of the Employer, (c) unreasonable and willful neglect or refusal to perform the duties assigned to the Employee as of the Effective Date and any other duties that may be thereafter assigned with the mutual consent of the parties to this Agreement from time to time, or (d) the disposition of all or substantially all of the assets of the Employer to one or more persons or entities and the failure of such persons or entities to assume or succeed to the Employer's obligations hereunder expressly or by operation of law.

    (7) TERMINATION OF EMPLOYMENT BY EMPLOYEE. If the Employee terminates his employment during the Employment Period, all of the Employer's obligations and the Employee's rights arising hereunder, including specifically and without limitation rights to benefits under the Incentive Supplemental Retirement Plan, shall terminate. Notwithstanding the foregoing, if the Employee terminates his employment by reason of sickness or disability as determined under Section 5(c), Employee shall be entitled to sickness or disability benefits as provided in
Section 5(c). The Employee shall give the Employer's Board of Directors 180 days advance written notice of his termination of employment.

    (8) EMPLOYER'S TRADE SECRETS. The Employee covenants that during the Employment Period and thereafter, the Employee will not, other than as required in the regular discharge of his duties, disclose to any person, firm, corporation, association, or other entity any business or confidential information concerning or related to the Employer or its business including without limitation customer lists, contracts, financial cost, or sales data, formulas, processes, or devices, supply sources, plans, models, or business opportunities.

    (9) INCENTIVE SUPPLEMENTAL RETIREMENT PLAN. The Employee has been designated by the Employer's Board of Directors as a Participant in the Employer's Incentive Supplemental Retirement Plan (the "Plan") in force as of the date hereof, a copy of which is attached hereto as Exhibit 1. All of the terms, covenants and conditions of the Plan are hereby incorporated into this Agreement as if set out herein in their entirety, and the Employer and the Employee agree to be bound by all such terms, covenants and conditions notwithstanding the termination of the Employer's obligations under this Agreement. Benefits under the Plan shall be as follows:

         (a) CASH BENEFITS: The percentage factor to be applied to the Employee's Base Compensation, as defined in the Plan, for purposes of determining the cash benefits payable to the Employee under Article V of the Plan is 50%, if the Employee's Date of Eligibility, as defined in the Plan, occurs before the date the Employee attains the age of sixty (60) years, and shall be 65% if the Employee's Date of Eligibility occurs on or after the date the Employee attains the age of sixty (60) years. Cash benefits shall be payable until the soonest to occur of (i) Employee's death, (ii) Employee reaching age 75, or (iii) the date 10 years from Employee's Date of Eligibility.

         (b) IN-KIND BENEFITS. The in-kind benefits payable to the Employee under Article VI of the Plan are set out in Exhibit 2 to this Agreement.

    (10) DEFAULT. The Employer and the Employee acknowledge that a default under this Agreement would cause irreparable injury to the non-defaulting party for which injunctive relief is an appropriate remedy, although neither party shall be prohibited from pursuing any and all remedies available at law or in equity. Waiver of any default shall not be deemed to be waiver of any subsequent or other default.

    (11) NON-ALIENATION. It is agreed that neither the Employee nor any beneficiary shall have any right to commute, sell, assign, transfer, or otherwise convey the right to receive any payment hereunder, which payments and the right thereto are expressly declared to be non-assignable and non-transferable, and in the event of any attempted assignment or transfer the Employer shall have no further liability hereunder.

    (12) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto, their heirs, executors, administrators, successors and assigns.

    (13) EMPLOYER ASSIGNMENT. This Agreement shall not be assignable by the Employer, except upon the merger, consolidation or sale of substantially all of the Employer's assets, and in such event only if the surviving, resulting, or transferee entity assumes or succeeds to the Employer's obligations hereunder expressly or by operation of law, whereupon Employer shall be discharged of all liability hereunder.

    (14) ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in the City of Roanoke, State of Virginia, in accordance with the rules then obtaining of the American Arbitration Association. The decision of the arbitrator shall be final and binding and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The expense of arbitration shall be shared equally by both parties.

    (15) ENTIRE AGREEMENT AND AMENDMENT. This Agreement expresses the entire agreement of the parties, and all promises, representations, understandings, arrangements and prior agreements are merged herein and made a part hereof as modified hereby. This Agreement may not be amended orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

    (16) GOVERNING LAW, SEVERABILITY. This Agreement having been executed and delivered in the Commonwealth of Virginia, its validity, interpretation, performance and enforcement shall be governed by the laws of that state. If any provision herein shall be determined to be invalid or unenforceable by any court of competent jurisdiction, such determination shall not affect the validity or enforceability of the other provisions herein.

    IN WITNESS WHEREOF, the Employee has affixed his signature, and the Employer has caused this Agreement to be executed and its seal to be affixed by its duly authorized officers thereunto as of the day and year first written above.



                                        DOUBLE ENVELOPE CORPORATION

                                        By: /s/ Fred G Tucker, Jr.
                                           -----------------------------
                                           Its: /s/ President
                                               -------------------------

(SEAL)

ATTEST:

By:  /s/ M Caldwell Butler
    ----------------------------
    /s/ its secretary



                                        EMPLOYEE

                                       /s/ Walter C. Britts
                                       --------------------------------

                                       ADDENDUM
                                       --------

Pursuant to the applicable provisions of Section 5 of the Agreement between the Employer and the Employee, the following serves to identify the employee benefit plans in effect as of the Effective Date of this Agreement to which references have been made.



                                                             Current         Current
      Employee                           Current             Contract      Contract/PL
    Benefit Plan                       Underwriter           Number       Effective Date
    ------------                       -----------           --------     --------------
a. Double Envelope Corporation    Blue Cross/Blue Shield                  January 1, 1976
   Hospital Expense Plan          of Southwestern Virginia      04126     Effective Date

   Executive Medical
   Reimbursement Plan             Health Service, Inc.       EMR-00033    January 1, 1980

b. Double Envelope Corporation    Transamerica Occidental
   Group Life Insurance Plan      Insurance Company            23027      March 1, 1982

   Retired Lives Reserve                                      G-0661
   Program                        First Colony Life          (Master
                                                              Trust)      March 15, 1982

c. Employees' Income Protection                                           January 1, 1976
   Plan of Double Envelope                                                Restated
   Corporation                    Self-Financed                 N/A       January 1, 1979

d. Double Envelope Corporation
   Salary Continuation Plan       Mutual Benefit               G-23468    March 1, 1979

e. Employees' Retirement Plan of                                          January 1, 1966
   Double Envelope Corporation    Self-funded                   N/A       Restated
                                                                          January 1, 1978

f. Employees' Profit Sharing                                              January 1, 1953
   Plan of Double Envelope                                                Restated
   Corporation                    Self-funded                   N/A       January 1, 1978




                                      EXHIBIT I

                             DOUBLE ENVELOPE CORPORATION

                        INCENTIVE SUPPLEMENTAL RETIREMENT PLAN

                               Dated February 16, 1983

                                Restated April 5, 1983

I. PURPOSES AND OBJECTIVES. The purposes and objectives of the Double Envelope Corporation Incentive Supplemental Retirement Plan (the Plan) are as follows:
    a. To provide a means for the Company to reward certain selected key management employees for the past contributions they have made to the development, growth and profitability of the Company;
    b. To induce qualified management employees to remain in the Company's employ and thereby continue to contribute to the Company's future development and growth;
    c. To ensure that the Company continues to benefit from the management expertise of retired key management employees through consultative and advisory services to the Company;
    d. To protect the company's business from competition by key management employees who leave the company's employ; and
    e. To supplement the retirement income available to key management employees under the Company's tax-qualified retirement plans.


II.  DEFINITIONS.  As used herein:
    a.   "Base Compensation" means salary and wages, exclusive of bonus.

    b.   "Company" means Double Envelope Corporation.
    c. "Date of Eligibility" means the date on which a Participant becomes eligible for benefits pursuant to Section IV herein.
    d. "Delayed Retirement" means retirement from the employment of the Company at a Delayed Retirement Date, as defined in the Pension Plan from time to time.
    e. "Early Retirement" means retirement from the employment of the Company at an Early Retirement Date, as defined in the Pension Plan from time to time.
    f. "Eligible Participant" means a Participant who is eligible for benefits as provided in Article IV of this Plan.
    g. "Normal Retirement" means retirement from the employment of the Company at the Normal Retirement Date, as defined in the Pension Plan from time to time.
    h.   "Participant" means a person described in Article III of the Plan.
    i. "Pension Plan" means the Employees' Retirement Plan of Double Envelope Corporation, as amended from time to time.
    j. "Profit Sharing Plan" means the Employees' Profit Sharing Plan of Double Envelope Corporation, as amended from time to time.
    k. "Termination Without Cause" means termination of employment by the Company for any reason except (i) misappropriation of funds or property due the Company, (ii) attempting to obtain any personal profit from any transactions in which the Participant has an interest which is adverse to the interest of the Company unless the Participant shall have first received the consent of the Company's Board of Directors, or (iii) unreasonable and willful neglect or refusal to perform the duties assigned by the Company to the Participant as of the date of becoming a Participant, and any other duties that may be thereafter reasonably assigned by the Board of Directors of the Company or its designee from time to time.

III. PARTICIPANTS. Participants under this plan shall include and be limited to those management or highly compensated employees selected by the Company's Board of Directors from time to time as deserving and who execute an agreement with the Company incorporating the terms of this Plan.

IV. ELIGIBILITY FOR BENEFITS. A Participant will become eligible for benefits under the Plan upon completion of twenty (20) years of Credited Service, as that term is defined in the Pension Plan, but only under and upon the following circumstances:

    a.   Normal Retirement or Delayed Retirement

    b.   Early Retirement or Termination Without Cause.

V.  CASH BENEFITS

    A. AMOUNT OF BENEFITS. The cash benefits to be paid to Eligible Participants shall be an annual amount, paid in equal monthly installments, equal to (1) the Eligible Participant's highest annual Base

Compensation multiplied by (2) a percentage factor, to be fixed by the Company's Board of Directors in its discretion for each Participant upon becoming a Participant, which amount shall be reduced by (i) nine percent (9%) of the sum of the Eligible Participant's account balance in the Profit-Sharing Plan as of the Date of Eligibility and the aggregate amount of the Eligible Participant's distributions from the Profit-Sharing Plan through the Date of Eligibility, (ii) sickness and/or disability benefits paid by or made available by the Company, including under the Pension Plan and Workmen's Compensation, but excluding payments under the Profit-Sharing Plan, (iii) Social Security payments to which the Eligible Participant is entitled, and reduced further by:

    (1) In the case of Normal Retirement or Delayed Retirement, the amount to which the Eligible Participant is entitled annually from the Pension Plan (or, if greater, the amount that would have been payable if the Eligible Participant had elected to receive Pension Plan payments computed on the single life annuity method);
    (2) In the case of Early Retirement or Termination Without Cause, the amount to which the Eligible Participant would be entitled annually from the Pension Plan at the earliest date that he is entitled to begin receiving annuity benefits thereunder if the Eligible Participant did not elect to defer the receipt of such amounts and elected to receive Pension Plan benefits computed on the single life annunity method.

    If substantially all the assets of the Company shall be transferred to one or more persons who do not expressly or by operation of law assume or succeed to the Company's obligations hereunder (the "Transferee") and the Transferee adopts an amendment to the Pension Plan the effect of which is to reduce the amount to which the Eligible Participant is entitled from the Pension Plan under (1) or
(2) above then for purposes of determining such amount, those provisions of the amendment which effect such reduction shall not be taken into account. If the Transferee shall terminate the Pension Plan, then for the purpose of determining the amount to which the Eligible Participant is entitled from the Pension Plan under (1) or (2) above, it shall be assumed that the Pension Plan continued in effect for so long as the Eligible Participant receives cash benefits under this section, containing the same provisions as immediately prior to its termination, subject to the provisions of the preceding sentence.

    If the Company shall terminate the Pension Plan, then for purpose of determining the annual amount to which the Eligible Participant is entitled from the Pension Plan under (1) or (2) above, the Eligible Participant shall be deemed to be entitled, in addition to any annual benefits to which he is actually entitled under the Pension Plan, to an annual benefit under the Pension Plan, payable in the form of a single-life annuity, which is the actuarial equivalent (as reasonably determined by the Company) of any lump sum distributions received by him on account of such termination.

    b. TERM OF BENEFITS. Cash benefit payments shall commence for Eligible Participants who elect Normal Retirement or Delayed Retirement as of the date Pension Plan payments begin. Cash benefit payments shall commence for all other Eligible Participants upon the later of (i) the earliest date at which Early Retirement or Normal Retirement may be taken, (ii) the date Early Retirement is actually taken, and (iii) the date of Termination Without Cause. The term for which cash benefits shall be paid to an Eligible Participant shall be as determined by the Board of Directors, in its discretion, for each Participant upon becoming a Participant, and may be for as long as the life of the Participant, if the Board of Directors so determines. Additionally, the Board of Directors may, in its discretion, provide for benefits for the spouse of a deceased Eligible Participant.

VI. IN-KIND BENEFITS.   It is the Company's intent under the Plan to endeavor
to provide to Eligible Participants certain in-kind benefits identical with or similar to certain of the fringe benefits provided by the Company to full-time employees. However, it is recognized that the terms of insurance policies and other contracts for benefits to which the Company is a party may not permit coverage of Eligible Participants, and it is also recognized that the Company must reserve the flexibility to alter its fringe benefit programs from time to time as competitive and financial considerations dictate. In light of these considerations, the Company intends to provide the following in-kind benefits to Eligible Participants coincidentally with the term during which cash benefits are payable under the Plan, except that in-kind benefits for Participants Terminated Without Cause shall commence on the date of termination of employment by the Company, and except further that the Company may terminate any in-kind benefits which are substantially similar to those provided to the Participant by any subsequent employer.

    a.   HOSPITAL/MEDICAL/SURGICAL BENEFITS.    The Company will continue the
same group benefits (excluding any Executive Medical Reimbursement Plan benefits) to which the Eligible Participant was entitled as of the day prior to the cessation of full-time employment by the Company, or will provide substantially similar individual benefits, or, at its election, will substitute for such benefits annual cash payments equal to the annual cost to the Company of purchasing such benefits for the Participant as of the date of cessation of full-time employment, as reasonably determined by the Company.

    b.   LIFE INSURANCE BENEFITS.    The Company will provide group term life
insurance in the same face amount as prior to the Eligible Participant's cessation of full-time employment, or an individual life insurance policy in the same amount, or, at its election, will substitute annual cash payments equal to the annual premiums payable on an unrated ordinary life insurance policy in the same amount.

    c.   ADDITIONAL BENEFITS.    The Company may, at the direction of the
Board of Directors and in its sole discretion, grant such additional in-kind benefits to an Eligible Participant as the circumstances warrant.

VII.     OBLIGATIONS OF PARTICIPANTS

    a. ADVICE AND CONSULTATION. Each Participant shall agree to be available to render advisory and consultative services at reasonable times to the Company on an "as-needed" basis upon the Company's request.

         b. NON-COMPETITION AGREEMENT. Each Participant shall agree not to participate as an employee, consultant, director, or principal (except as a stockholder of a publicly-traded corporation) in any other business in direct competition with the Company within any part of the United States where Double Envelope presently does business or has plans to do so for a period of five (5) years after becoming an Eligible Participant.

         c. RELEASE. By accepting any cash or in-kind benefits under this Plan, a Participant shall, without the necessity of executing any further instruments, be deemed to release the Company and its directors and officers, and each of them, from any and all claims and causes of action, known or unknown, fixed or contingent, then existing or assertable or arising from the Participant's termination of active employment with the Company, excluding claims and causes of action as a stockholder or as a participant in the Pension Plan or Profit-Sharing Plan. The Participant shall, if requested by the Company, execute a formal instrument of release, although the failure to execute a formal instrument shall not affect the validity or enforceability of the release effected by the acceptance of benefit under the Plan. Upon the bringing of any suit or proceeding to enforce any claim or cause of action inconsistent with the foregoing, the Company, at its option, may terminate any or all benefits to Participant under this Plan.

VIII. AGREEMENT. The company shall execute a written agreement incorporating the terms of the Plan, and any additional terms not expressly prohibited hereby as are approved by the Board of Directors of the Company, with each Participant. Such agreement may be incorporated into an employment agreement.

IX.  MISCELLANEOUS.

     a. AMENDMENTS. No amendment to this Plan will be effective as to any person who is a Participant at the time of the amendment without the Participant's consent.

     b. ASSIGNMENT. No Participant or beneficiary shall have any right to sell, assign, pledge, transfer or otherwise convey the right to receive any payment under this Plan, and in the event of any attempted sale, assignment, pledge, transfer or conveyance the Company shall have no further liability with respect to such payment.

                                      EXHIBIT 2
                                   IN-KIND BENEFITS
                  INCENTIVE SUPPLEMENTAL RETIREMENT PLAN (the Plan)

    1. Hospital/Medical/Surgical Benefits: as described in Section VI a. of the Plan, for Employee and Employee's spouse until the expiration of eligibility for cash benefits under Section 9(a) of this Agreement, regardless of whether cash benefits are actually paid. If benefits are in force at Employee's death, benefits to continue for Employee's spouse for six months following Employee's death.

    2. Life Insurance Benefits: as provided in Section VI b. of the Plan until the expiration of eligibility for cash benefits under Section 9(a) of this Agreement, regardless of whether cah benefits are actually paid.

                                     [LETTERHEAD]

                                  February 15, 1984

Mr. William C. Britts
Vice President
Double Envelope Corporation
Post Office Box 7000
Roanoke, Virginia 24019

         In re: Amendment to Double Envelope Corporation's Incentive Supplemental Retirement Plan
         --------------------------------------------------------------

Dear Bill:

         The Board of Directors of Double Envelope Corporation, at a meeting held on January 3, 1984, adopted the following amendment to Section V.a. of the Incentive Supplemental Retirement Plan dated February 16, 1983, as restated April 5, 1983:

              "Section V.a. is amended by deleting
              subsection (i) in its entirety and by
              renumbering subsections (ii) and (iii)
              to (i) and (ii), respectively.  This
              amendment shall be of no effect with
              respect to persons who are as of the
              date hereof Eligible Participants, as
              defined in the Plan, but shall apply
              only to persons who become Eligible
              Participants hereafter."

         Please indicate your acknowledgement of and consent to there amendment by signing the enclosed copy of this letter where indicated and returning the signed copy to Clinton for insertion in the permanent file of the Corporation.

Mr. William C. Britts
February 15, 1984
Page Two


         I suggest that this letter be retained with your copy of your Agreement with the Corporation dated April 5, 1983.

         With kindest regards, I am

                                  Very truly yours,


                                       /s/Caldwell
                                  M. Caldwell Butler

MCB/djg

Acknowledged and accepted this 16 day of February, 1984


                                  /s/William C. Britts
                                  ----------------------------
                                  William C. Britts